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                                                                    Exhibit 32.1

                                  CERTIFICATION

         Pursuant to 18 U.S.C. Section 1350, the undersigned officer of United Bankshares, Inc. (the "Company"), hereby certifies, to such officer's knowledge, that the Company's Annual Report on Form 10-K for the year ended December 31, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  March 12, 2004                /s/ Richard M. Adams
                                     -------------------------------------------
                                     Name:  Richard M. Adams
                                     Title: Chief Executive Officer

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